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名　称	逐一科技（安平）有限公司	注册资本	伍佰万元整
类　型	有限责任公司(自然人投资或控股)	成立日期	2022年05月12日
法定代表人	章国伟	营业期限	2022年05月12日 至 长期
经营范围	信息系统集成服务，技术开发、技术服务、技术转让、技术咨询，软件开发；网络与信息安全软件开发；广告制作；广告发布；广告设计、代理；租赁服务；计算机软硬件及辅助设备零售；计算机软硬件及辅助设备批发；通讯设备销售；通讯设备制造；通讯设备修理；食用农产品批发；食用农产品初加工；技术推广服务；电动汽车充电基础设施运营；企业管理；集中式快速充电站；社会经济咨询服务；信息咨询服务；汽车新车销售；汽车零配件批发；汽车零配件零售；停车场服务；普通机械设备安装服务；通用设备修理；机械设备租赁；洗车服务。（依法须经批准的项目，经相关部门批准后方可开展经营活动）	住　所	河北省衡水市安平县王各庄农贸市场二楼西南角

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安平县行政审批局
行政审批专用章

2022 年 05 月 12 日

国家企业信用信息公示系统网址：
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市场主体应当于每年1月1日至6月30日通过国家企业信用信息公示系统报送公示年度报告

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